                                                                     Exhibit 24

                               POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned hereby constitutes, designates and appoints Janey Ahn, Benjamin Archibald, Aaron Wasserman, Jessica
Holly, Gladys Chang, Dean Caruvana, Charles Park and Tricia Meyer of BlackRock,
Inc., and Elliot Gluck, Michael DeNiro, Ji Min Lee and David Howe of Willkie
Farr & Gallagher LLP as such person's true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution and full power to act alone and without the other, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to execute, acknowledge, deliver and file any and all statements on Form ID (including, but not limited to, obtaining the Central Index Key ("CIK") and the CIK confirmation code
("CCC") from the Securities and Exchange Commission), Form 3, Form 4 and Form 5
and any successor forms adopted by the Securities and Exchange Commission, as may be required by the Securities Act of 1933, the Securities Exchange Act of
1934 and the Investment Company Act of 1940 and the rules thereunder, and requisite documents in connection with such statements, respecting each
BlackRock closed-end investment company listed on Annex A hereto and as may be formed from time to time. This power of attorney supersedes any previous versions of same, and shall be valid from the date hereof until revoked by the undersigned, and shall be automatically revoked with respect to any attorney in the event that such attorney is no longer affiliated with Willkie Farr &
Gallagher LLP or BlackRock, Inc. or its affiliates (as the case may be). The undersigned hereby further ratifies and confirms any action taken by any of the above attorneys-in-fact prior to the date hereof that would be authorized hereby if the same had been taken on or after the date hereof.

IN WITNESS WHEREOF, the undersigned has executed this instrument as of
April 20, 2022.

                            By:    /s/ Eric Yuan
                                   ---------------------------------------
                            Print: Eric Yuan

                                                                         Annex A

                                  Equity Funds

1.   BlackRock Enhanced Capital and Income Fund, Inc.                 CII
2.   BlackRock Enhanced Equity Dividend Trust                         BDJ
3.   BlackRock Energy and Resources Trust                             BGR
4.   BlackRock Enhanced Global Dividend Trust                         BOE
5.   BlackRock Health Sciences Trust                                  BME
6.   BlackRock Health Sciences Trust II                               BMEZ
7.   BlackRock Enhanced International Dividend Trust                  BGY
8.   BlackRock Resources & Commodities Strategy Trust                 BCX
9.   BlackRock Science and Technology Trust                           BST
10.  BlackRock Science and Technology Trust II                        BSTZ
11.  BlackRock Science and Technology Trust III                       BSTE
12.  BlackRock Utilities, Infrastructure & Power Opportunities Trust  BUI
13.  BlackRock Innovation and Growth Trust                            BIGZ

                         Tax-Exempt Fixed Income Funds

14.  BlackRock California Municipal Income Trust                      BFZ
15.  BlackRock Municipal Income Quality Trust                         BYM
16.  BlackRock Investment Quality Municipal Trust, Inc.               BKN
17.  BlackRock Long-Term Municipal Advantage Trust                    BTA
18.  BlackRock Muni Intermediate Duration Fund, Inc.                  MUI
19.  BlackRock MuniAssets Fund, Inc.                                  MUA
20.  BlackRock Municipal Income Trust                                 BFK
21.  BlackRock Municipal Income Trust II                              BLE
22.  BlackRock MuniHoldings California Quality Fund, Inc.             MUC
23.  BlackRock MuniHoldings Investment Quality Fund                   MFL
24.  BlackRock MuniHoldings Fund, Inc.                                MHD
25.  BlackRock MuniHoldings Quality Fund II, Inc.                     MUE
26.  BlackRock MuniHoldings New Jersey Quality Fund, Inc.             MUJ
27.  BlackRock MuniHoldings New York Quality Fund, Inc.               MHN
28.  BlackRock MuniVest Fund II, Inc.                                 MVT
29.  BlackRock MuniVest Fund, Inc.                                    MVF
30.  BlackRock MuniYield California Fund, Inc.                        MYC
31.  BlackRock MuniYield California Quality Fund, Inc.                MCA
32.  BlackRock MuniYield Fund, Inc.                                   MYD
33.  BlackRock MuniYield Quality Fund III, Inc.                       MYI
34.  BlackRock MuniYield Michigan Quality Fund, Inc.                  MIY
35.  BlackRock MuniYield New Jersey Fund, Inc.                        MYJ
36.  BlackRock MuniYield New York Quality Fund, Inc.                  MYN
37.  BlackRock MuniYield Pennsylvania Quality Fund                    MPA
38.  BlackRock MuniYield Quality Fund II, Inc.                        MQT
39.  BlackRock MuniYield Quality Fund, Inc.                           MQY
40.  BlackRock New York Municipal Income Trust                        BNY
41.  BlackRock Virginia Municipal Bond Trust                          BHV
42.  BlackRock Municipal 2030 Target Term Trust                       BTT

                           Taxable Fixed Income Funds

43.  BlackRock Debt Strategies Fund, Inc.                             DSU
44.  BlackRock Floating Rate Income Strategies Fund, Inc.             FRA
45.  Blackrock Core Bond Trust                                        BHK
46.  BlackRock Floating Rate Income Trust                             BGT
47.  BlackRock Income Trust, Inc.                                     BKT
48.  BlackRock Limited Duration Income Trust                          BLW
49.  BlackRock Credit Allocation Income Trust                         BTZ
50.  BlackRock Corporate High Yield Fund, Inc.                        HYT
51.  BlackRock Enhanced Government Fund, Inc.                         EGF
52.  BlackRock Multi-Sector Income Trust                              BIT
53.  BlackRock 2022 Global Income Opportunity Trust                   BGIO
54.  BlackRock Taxable Municipal Bond Trust                           BBN
55.  BlackRock Capital Allocation Trust                               BCAT
56.  BlackRock ESG Capital Allocation Trust                           ECAT

                               Alternative Funds

57.  BlackRock Multi-Sector Opportunities Trust                       -
58.  BlackRock Multi-Sector Opportunities Trust II                    -
59.  BlackRock Credit Strategies Fund                                 -
60.  BlackRock Private Investments Fund                               BPIF
61.  BlackRock Hedge Fund Guided Portfolio Solution                   GPS